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                                                                     EXHIBIT 5


            [FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN LETTERHEAD]


                                December 6, 1996


MRV Communications, Inc.
8917 Fullbright Avenue
Chatsworth, CA 91311


          Re:  Registration Statement on Form S-3


Dear Sirs:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of up to 5,160,999 shares (the "Shares") of Common Stock, $0.0034 par value (the "Common Stock"), of MRV Communications, Inc. (the "Company"). The Shares consist of (a) 2,283,304 shares of Common Stock outstanding (the "Outstanding Shares") at December 5, 1996 (and include 854,928 shares of Common Stock being carried forward from the Company's Registration Statement on Form S-1 declared effective by the Commission on June 21, 1996 (the "June 21, 1996 S-1") and are to be offered for the accounts of the holders; (b) 3,021,280 shares of Common Stock (the "Warrant Shares") issuable upon exercise of certain warrants of the Company outstanding at December 5, 1996 (and include 1,870,780 shares of Common Stock being carried forward from the June 21, 1996 S-1) and are to be offered for the accounts of the holders of such Warrants; and (c) up to 2,582,123 shares of Common Stock (the "Debenture Shares") issuable upon conversion of the balance outstanding at December 5, 1996 of $30,000,000 principal amount of the Company's 5% Convertible Subordinated Debentures due August 6, 1999 (the "Debentures") and are to be offered for the accounts of holders of the Debentures.

It is our opinion that:

         (1) The Outstanding Shares are legally and validly issued, fully paid and nonassessable shares of the Company;

         (2) The Warrant Shares, upon proper exercise and payment of the consideration to the Company pursuant to the terms applicable warrant, will be validly issued, fully paid and nonassessable shares of the Company; and

         (3) The Debenture Shares, upon proper conversion pursuant to the terms of the applicable Debenture, will be validly issued, fully paid and nonassessable shares of the Company.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof and any amendment thereto.


                                         Very truly yours,

                                         /s/ FRESHMAN, MARANTZ, ORLANSKI,
                                             COOPER & KLEIN

                                         Freshman, Marantz, Orlanski,
                                         Cooper & Klein
                                         A Law Corporation